UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On April 26, 2005, Stewart Enterprises, Inc. (the “Company”) entered into an indemnity agreement with John C. McNamara, a newly elected outside director. The indemnity agreement has the same terms as the indemnity agreements the Company has entered into with its other directors.

      The indemnity agreement provides, among other things, that the Company will indemnify the above director to the fullest extent permitted by Article VI of the Articles of Incorporation of the Company, for expenses or costs including, without limitation, attorney’s fees, judgments, punitive or exemplary damages, fines, excise taxes and amounts paid in settlement in which he is or may be made a party by reason of his position as a director of the Company.

      The description above of the indemnity agreement is not complete and is qualified in its entirety by the actual terms of the agreement, a form of which has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
May 5, 2005	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer